Exhibit 5.2

		New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

April 2, 2010

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Westar Energy, Inc., a Kansas corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of the Company’s (i) senior debt securities and subordinated debt securities (together, the “Debt Securities”), (ii) first mortgage bonds (“First Mortgage Bonds”), (iii) shares of preferred stock, without par value (the “Preferred Stock”), (iv) shares of preference stock, par value to vary depending on the series (“Preference Stock” and together with the Preferred Stock the “Preferred Securities”), (v) shares of Common Stock, $5.00 par value (the “Common Stock”), (vi) warrants to purchase Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock or other securities or rights (the “Warrants”), (vii) purchase contracts (the “Purchase Contracts”) requiring the holders thereof to purchase or sell (A) the Company’s securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities and (viii) units (the “Units”) consisting of Debt Securities, First Mortgage Bonds, Warrants, Purchase Contracts, Preferred Securities, Common Stock or any combination of the foregoing. The Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock, Warrants, Purchase Contracts and Units are herein collectively referred to as the “Securities”. The Debt Securities and the Preferred Securities may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued pursuant to an Indenture dated August 1, 1998 (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The First Mortgage Bonds are to be issued under and secured by the Mortgage and Deed of Trust, dated July 1, 1939, between us and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank, as trustee, as supplemented and amended by supplemental indentures (the “Mortgage”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an “Indenture” and collectively as the “Indentures”. The Company may offer Depositary Shares (the “Depositary Shares”) representing interests in the Preferred Securities deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

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Based upon the foregoing, we advise you that, in our opinion:

1.	When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as

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a corporation in good standing under the laws of the State of Kansas; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/    Davis, Polk & Wardwell LLP